Exhibit 99.1

NV5 Announces Redemption of

Outstanding Public Warrants

HOLLYWOOD, FL – January 5, 2015 - NV5 Holdings, Inc. (the “Company” or “NV5”) (NASDAQ: NVEE), a provider of professional and technical engineering and consulting solutions, announced today the call for redemption of all of the Company’s 412,414 outstanding public warrants (NASDAQ: NVEEW) to purchase shares of the Company’s common stock that were issued in its initial public offering (registration statement nos. 333-186229 and 333-187555). The Company is exercising its right to call the public warrants for redemption after satisfying the applicable conditions set forth in the amended and restated warrant agreement, dated as of September 24, 2013, governing the public warrants.

The amended and restated warrant agreement provides that all outstanding public warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to March 27, 2018, at the price of $0.01 per public warrant, provided that the last reported sales price of the Company’s common stock has been equal to or greater than $12.00 per share for the 20-trading-day period ending on the third business day prior to the notice of redemption to the public warrant holders. The last reported sales price of the Company’s common stock was $12.00 or higher for each of the 20 consecutive trading days beginning on December 2, 2014 and ending on December 30, 2014. The last reported sales price of the Company’s common stock on December 30, 2014 was $13.00 per share.

A notice of redemption was sent to all public warrant holders on January 5, 2015. These public warrant holders will have until 5:00 p.m., New York City time, on February 4, 2015 (the “Expiration Time”) to exercise their public warrants at $7.80 per share. Any and all such public warrants properly exercised in accordance with their respective terms prior to the Expiration Time will be accepted by the Company at the $7.80 per share exercise price and one share of the Company’s registered common stock per public warrant will be issued to the exercising holder. Any public warrants that have not been exercised by the Expiration Time will be redeemed on February 5, 2015 for the sum of $0.01 per public warrant and such warrants will be cancelled.

The Company recommends that the public warrant holders obtain current market quotations for the Company’s securities before deciding whether or not to exercise their warrants. Holders of such warrants that desire to exercise their warrants should contact their brokers and instruct them to exercise their warrants prior to the Expiration Time.

In connection with the redemption of all outstanding public warrants, the trading of the Company’s public warrants, which are currently listed under the symbol “NVEEW,” will be suspended and the public warrants will be delisted from the Nasdaq Capital Market.

A registration statement relating to the Company’s equity securities, including its common stock, was declared effective by the U.S. Securities and Exchange Commission on August 27, 2014. The offering of these securities is being made only by means of a prospectus supplement dated January 5, 2015 and the related prospectus dated August 27, 2014.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NV5 Holdings, Inc.

NV5 Holdings, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure, energy, program management and environmental solutions. The Company operates 28 offices in California, Colorado, Utah, Florida, Pennsylvania, Ohio and New Jersey and is headquartered in Hollywood, Florida. For additional information, please visit the Company's website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes”, “expects”, “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, the “Risk Factors” set forth in the Company’s most recent filings with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to publicly update such statements.

Company Contact:

NV5 Holdings, Inc.

Richard Tong

Tel: 1-954-495-2114

Email:IR@NV5.com

Investor Relations:

The Piacente Group

Don Markley or Glenn Garmont

Tel: 1-212-481-2050

Email: nv5@tpg-ir.com

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